EXHIBIT (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement (No. 2-96141) on Form N-1A of Sound Shore Fund of our dated February 14, 2003 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 30, 2003